UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 19, 2024

LIBERTY MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35707	37-1699499
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Series A Liberty Formula One Common Stock	FWONA	The Nasdaq Stock Market LLC
Series C Liberty Formula One Common Stock	FWONK	The Nasdaq Stock Market LLC
Series A Liberty Live Common Stock	LLYVA	The Nasdaq Stock Market LLC
Series C Liberty Live Common Stock	LLYVK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 19, 2024, Delta Topco Limited, a wholly-owned indirect subsidiary of Liberty Media Corporation (the “Company”), and its subsidiaries (Delta Topco Limited and its subsidiaries, “Formula 1”) closed the refinancing of Formula 1’s first lien Term Loan B facility and the maturity extension of Formula 1’s first lien Term Loan A facility and first lien revolving credit facility, pursuant to an Amendment Agreement, dated as of September 19, 2024 (the “Amendment”), by and among Formula One Management Limited, for itself and as agent for certain Formula 1 entities, J.P. Morgan SE, as facility agent, and other financial institutions party thereto, which amended that certain amended and restated first lien facilities agreement, dated as of November 23, 2022 (as amended, amended and restated or modified from time to time, including by the Amendment, the “Facilities Agreement”), by and among Formula One Management Limited, for itself and as agent for certain Formula 1 entities, J.P. Morgan SE, as facility agent, NatWest Markets plc, as security agent, and other financial institutions party thereto. The facility agent, the lenders under the Facilities Agreement and each of their respective affiliates also perform various financial advisory, investment banking and commercial banking services from time to time for the Company and its affiliates, for which they receive customary fees.

The Facilities Agreement provides for a $500 million revolving credit facility (the “Revolving Credit Facility”), an approximately $689 million term loan “A” facility (the “Term Loan A Facility”) and a $1.7 billion term loan “B” facility (the “Term Loan B Facility”, together with the Revolving Credit Facility and the Term Loan A Facility, the “Credit Facilities”) with a $26.5 million sub-limit for letters of credit.

Borrowings under the Credit Facilities bear interest at (i) if in U.S. Dollars, the applicable secured overnight financing rate or (ii) if in Euros, the applicable euro interbank offered rate plus a margin. The margin for the Term Loan B Facility is 2.00% with a permanent step down to 1.75% if Formula 1’s net first lien leverage ratio is equal to or less than 3.75x on or following the earlier of (x) Liberty’s consummation of the acquisition of Dorna Sports, S.L., the exclusive commercial rights holder to the MotoGP™ World Championship (the “Dorna Acquisition”) or (y) the termination of the Dorna Acquisition. The margin for each of the Revolving Credit Facility and the Term Loan A Facility is between 1.50% and 2.25% depending on Formula 1’s net first lien leverage ratio. Each loan may be repaid at any time and from time to time without penalty other than customary breakage costs. Any amounts repaid on the Term Loan A Facility or the Term Loan B Facility may not be reborrowed. Any amounts repaid on the Revolving Credit Facility may be reborrowed.

The loans under the Revolving Credit Facility and Term Loan A Facility are scheduled to mature on September 30, 2029 and the loans under the Term Loan B Facility are scheduled to mature on September 30, 2031. Payment of the loans may be accelerated following certain customary events of default.

The payment and performance of the obligations under the Facilities Agreement are guaranteed by Delta Topco Limited and certain of its subsidiaries that represent at least 80% of the aggregate Consolidated EBITDA (as defined in the Facilities Agreement) of Formula 1 (excluding any unrestricted subsidiaries).

The Facilities Agreement contains certain customary covenants, including covenants that restrict Delta Topco Limited and its restricted subsidiaries (subject to certain exceptions) from, among other things: incurring additional indebtedness; creating liens on its assets; making loans; making investments; disposing of assets; making restricted payments; merging; entering into transactions with affiliates; and restricting subsidiary distributions. In addition, the Facilities Agreement contains a financial covenant for the benefit of the Revolving Credit Facility and the Term Loan A Facility that limits Formula 1’s net first lien secured leverage.

Borrowings under the Facilities Agreement may be used for general purposes of Formula 1 (including, without limitation, for working capital purposes and other purposes not prohibited by the Facilities Agreement).

The above summary does not purport to be a complete description of the Facilities Agreement and is qualified in its entirety by the contents of the Facilities Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2024.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On September 20, 2024, the Company issued a press release announcing the closing of the refinancing of the first lien Term Loan B facility and the maturity extension of the first lien Term Loan A facility and first lien revolving credit facility of Formula 1. A copy of this press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

This Item 7.01 and the press release furnished herewith as Exhibit 99.1 is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for any purpose.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated September 20, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 20, 2024

LIBERTY MEDIA CORPORATION

By:	/s/ Katherine C. Jewell
Name: Katherine C. Jewell
Title: Vice President and Assistant Secretary